As filed with the Securities and Exchange Commission on September 4, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	48-1056429
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Kansas Avenue Kansas City, Kansas	66105-1309
(Address of Principal Executive Offices)	(Zip Code)

Stand-Alone Inducement Restricted Stock Award Agreement

(Full title of the plans)

Tom W. Olofson

Chairman of the Board and Chief Executive Officer

Epiq Systems, Inc.

501 Kansas Avenue

Kansas City, Kansas 66105-1309

Phone: (913) 621-9500

(Name and address of agent for service and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee (4)
Common Stock, par value $0.01 per share	83,928(2)	$12.50	$1,049,100	$121.91

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock which become issuable because of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.
(2)	Represents shares of common stock issued under a restricted stock award agreement, dated as of July 17, 2014, by and between Epiq Systems, Inc. and Karin-Joyce Tjon Sien Fat.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sales prices of Epiq Systems, Inc.’s common stock, on September 1, 2015, as reported on the NASDAQ Global Market.
(4)	Obtained by multiplying the proposed maximum aggregate offering price by 0.0001162.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Epiq Systems, Inc. (the “Company”) to register an aggregate of 83,928 shares of common stock issued under a restricted stock award agreement, dated as of July 17, 2014, by and between the Company and Karin-Joyce Tjon Sien Fat as an inducement award in connection with her commencement of employment with the Company. Pursuant to the restricted stock award agreement, the award was effective as of July 9, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8. Such information will be provided to Ms. Tjon, as specified by Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I will be included in documents to be delivered to Ms. Tjon pursuant to Rule 428(b) of the Securities Act.

I-1

REOFFER PROSPECTUS

EPIQ SYSTEMS, INC.

83,928 SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, of up to 83,928 shares of our common stock, $0.01 par value per share, by the selling stockholder listed in this prospectus. The selling stockholder acquired such shares effective July 9, 2014, pursuant to a grant made under a stand-alone inducement restricted stock award agreement, dated as of July 17, 2014, by and between Epiq Systems, Inc. and the selling stockholder.

The shares may be offered, from time to time, by the selling stockholder through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholder.

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by the selling stockholder.

The selling stockholder and any broker executing selling orders on behalf of the selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker–dealers are used to effect sales, any commissions paid to broker–dealers and, if broker–dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker–dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholder may be deemed to be underwriting commissions.

Shares of our common stock are listed on the NASDAQ Global Select Market under the symbol “EPIQ.” On September 3, 2015, the last reported sale price of our common stock was $12.72 per share.

Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission (the “Commission”), including those set forth in our Annual Report on Form 10–K for the year ended December 31, 2014 for a discussion of certain factors that should carefully be considered by prospective purchasers.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 4, 2015.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus. The selling stockholder may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus, including the section titled “Risk Factors,” and the other information incorporated by reference into this prospectus before making an investment decision. References in this prospectus to the terms “Epiq,”“Epiq Systems,” “the Company,” “we,” “us” and “our,” or other similar terms, mean Epiq Systems, Inc., together with its consolidated subsidiaries, unless the context indicates otherwise.

Epiq Systems, Inc.

Epiq is a leading global provider of integrated technology solutions for the legal profession. We combine proprietary software, deep subject matter expertise, highly responsive customer service and a global infrastructure to assist our clients with the technology requirements for complex matters. We offer these capabilities across a variety of practice areas including bankruptcy, litigation, class action, antitrust, investigations and regulatory compliance. Our solutions are designed to streamline the administration of bankruptcy, litigation, investigations, financial transactions and regulatory compliance matters. We offer innovative managed technology solutions for eDiscovery, document review, legal notification, claims administration and controlled disbursement of funds.

Our team includes former practicing litigators, bankruptcy attorneys, plaintiff’s counsel, defense counsel, eDiscovery counsel and other professionals who are leaders in their areas of expertise. While we do not offer clients legal advice (because we are not a law firm), we draw heavily from our subject matter expertise in the legal profession to assist clients in achieving the best outcome on each project on which we are retained.

Our clients include top tier law firms, the in-house legal departments of major corporations, trustees, specialty fiduciaries and other professionals. Among law firms, we work extensively with Am Law 100 firms in the U.S., Magic Circle firms in the U.K. and leading boutique or specialty law firms in most geographies. Among corporate clients, we have substantial relationships with large, multinational companies in a variety of industries, including financial services, pharmaceuticals, insurance, technology and others. The global nature of our business continues to grow. With full-service offices (i.e., locations having a data center, on-site technical staff, on-site project management capabilities and local consulting capacities) around the world, Epiq offers a geographic reach to support client relationships wherever we are needed.

Our principal executive offices are located at 501 Kansas Avenue, Kansas City, Kansas 66105, our telephone number is (913) 621-9500 and our website address is www.epiqsystems.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this Registration Statement on Form S-8 are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions, successfully integrate them into our operations and achieve expected synergies; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-

attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) interruptions or delays in service at data centers we utilize for delivery of our services, (5) undetected errors in, and failure of operation of, software products releases, (6) our reliance on third-party hardware and software, (7) failure of our financial, operating and information systems to operate as intended, (8) our inability to attract, develop and retain executives and other qualified employees, (9) risks associated with the integration of acquisitions into our existing business operations, (10) risks associated with our international operations, (11) lack of protection of our intellectual property through patents and formal copyright registration, (12) risks of litigation against us for infringement of proprietary rights, (13) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) our inability to maintain compliance with debt covenant ratios, (17) risks associated with indebtedness and interest rate fluctuations, (18) risks associated with provisions of our articles of incorporation that prevent a takeover of Epiq, (19) overall strength and stability of general economic conditions, both in the United States and in the global markets, (20) the impact of our current review process of strategic alternatives, and (21) other risks detailed from time to time in our filings with the Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our Commission filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the Commission. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered by this prospectus.

We will pay all expenses in connection with the registration of the shares, other than commissions and discounts of underwriters, dealers or agents.

SELLING STOCKHOLDER

The shares offered by this prospectus are being registered for reoffers and resales by the selling stockholder, who has acquired such shares pursuant to a grant of restricted stock pursuant to a stand-alone inducement restricted stock award agreement, dated as of July 17, 2014 and effective as of July 9, 2014. The selling stockholder named below may resell all, a portion or none of such shares from time to time.

The table below sets forth, with respect to the selling stockholder, based upon information available to us as of September 3, 2015, the number of shares of common stock beneficially owned before and after the sale of the shares offered by this prospectus; the number of shares to be sold; the percent of the outstanding shares of common stock owned before and after the sale of the common stock offered by this prospectus; and the nature of any material relationships that the selling stockholder has had with us in the past three years.

Selling Stockholder	Number of Shares Owned(1)	Percentage of Shares Owned	Number of Shares to be Offered(2)	Number of Shares Owned After Offering(3)	Percentage of Shares Owned After Offering
Karin-Joyce Tjon Sien Fat - Executive Vice President and Chief Financial Officer(4)	139,508	*	83,928	55,580	*

*	Represents less than 1% of the issued and outstanding common stock.

(1)	Epiq Systems and Karin-Joyce Tjon Sien Fat are parties to a stand-alone inducement restricted stock award agreement, dated July 17, 2014, pursuant to which Ms. Tjon was granted 100,000 shares of the Company’s common stock in the form of a restricted stock award effective July 9, 2014. 50% of such shares have vested and the remaining 50% will vest in equal parts on each of July 9, 2016 and July 9, 2017. This summary of Ms. Tjon’s stand-alone inducement restricted stock award agreement is qualified in its entirety by reference to the agreement filed as an exhibit to the Registration Statement on Form S-8 of which this prospectus is a part of.
(2)	Of the 100,000 shares granted to the selling stockholder described in footnote (1) above, the Company withheld a total of 16,072 shares for payment of income tax in connection with the vesting of 50% of the restricted stock award. The registration of these shares does not mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.
(3)	Assumes that the selling stockholder sells all 83,928 shares registered hereunder and no other shares that she beneficially owns as of the date of this prospectus.
(4)	Effective July 1, 2014, Ms. Tjon was named Executive Vice President and Chief Financial Officer of the Company.

PLAN OF DISTRIBUTION

The shares may be sold or transferred for value by the selling stockholder, or by pledgees, donees, transferees or other successors in interest to the selling stockholder, in one or more transactions on the NASDAQ Global Select Market, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholder may effect such transactions by selling the shares to or through broker–dealers, and such broker–dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker–dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling stockholder, and any broker–dealers that participate in the distribution of the shares, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the selling stockholder will be borne by the selling stockholder.

Upon our being notified by the selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of the participating broker–dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker–dealers, (e) where applicable, that such broker–dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

In addition to any such number of shares sold hereunder, the selling stockholder may, at the same time, sell any shares of common stock, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.

There is no assurance that the selling stockholder will sell any or all of the shares offered by this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for Epiq Systems by Jayne Rothman, Esq., the Company’s Senior Vice President and General Counsel.

EXPERTS

The financial statements and the related financial statement schedule as of and for the year ended December 31, 2014 incorporated by reference in this prospectus and the effectiveness of Epiq Systems’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference in this prospectus. Such financial statements and financial statement schedule are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that we file with the Commission at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at l–800–SEC–0330 for further information about the operation of the Public Reference Room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov.

We maintain a website at http://www.epiqsystems.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) with the Commission free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial condition.

We incorporate by reference the documents listed below:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on March 2, 2015, as amended by the Annual Report on Form 10-K/A filed with the Commission on April 29, 2015;

(b) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 filed with the Commission on April 28, 2015 and August 3, 2015, respectively;

(c) the Company’s Current Reports on Form 8-K filed with the Commission on January 12, 2015, January 27, 2015, April 8, 2015, April 28, 2015, May 4, 2015, July 9, 2015 and September 3, 2015; and

(d) the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on January 31, 1997, pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Except as otherwise indicated, all documents we file with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8–K furnished pursuant to Item 2.02 or Item 7.01 of Form 8–K, including any exhibits included with such information, unless otherwise indicated therein) subsequent to the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents.

Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus is part of a Registration Statement on Form S–8 that we filed with the Commission and does not contain all of the information set forth in that Registration Statement.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this prospectus (excluding exhibits, unless such exhibits are specifically incorporated by reference into the information which this prospectus incorporates). The mailing address of our principal executive offices is Epiq Systems, 501 Kansas Avenue, Kansas City, Kansas 66105, our telephone number is (913) 621-9500. Written requests for copies of such information should be directed to Investor Relations.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on March 2, 2015, as amended by the Annual Report on Form 10-K/A filed with the Commission on April 29, 2015;

(b) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 filed with the Commission on April 28, 2015 and August 3, 2015, respectively;

(c) the Company’s Current Reports on Form 8-K filed with the Commission on January 12, 2015, January 27, 2015, April 8, 2015, April 28, 2015, May 4, 2015, July 9, 2015 and September 3, 2015; and

(d) the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on January 31, 1997, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Jayne Rothman, Esq., who has rendered an opinion as to the validity of the common stock being registered by this Registration Statement, is an officer of the registrant.

Item 6.	Indemnification of Directors and Officers.

Pursuant to the Missouri General and Business Corporations Law, the Company’s Restated Articles of Incorporation eliminate the personal liability of its directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Company or its shareholders, (b) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to section 351.345 of the General and Business Corporations Law of Missouri (which section creates personal liability for directors who approve the payment of impermissible dividends) or (d) for any transaction from which the director derived an improper personal benefit.

Pursuant to the Missouri General and Business Corporations Law, the Company’s Amended and Restated Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, trustee or in any other comparable position of another entity) against all liabilities and expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Company in accordance with the bylaws), ERISA excise taxes or penalties or other expenses actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that the Company will not be required to indemnify or advance any expenses in connection with any action, suit or proceeding initiated by such person (including, without limitation, any cross-claim or counterclaim) to any such person unless the initiation of such action, suit or proceeding was authorized by the Board of Directors or as otherwise provided in the Company’s Amended and Restated Bylaws.

The Company’s Amended and Restated Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, trustee or in any other comparable position of another entity) against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Company in accordance with the bylaws) and all expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense of settlement of the action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of the action, suit or proceeding) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided that no indemnification shall be made in respect of any such claim, issue or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duties to the Company and only to the extent that the court in which the action or suit was brought determines upon application, that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification with regard to the foregoing, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in the Amended and Restated Bylaws. The determination shall be made by a majority vote of a quorum of disinterested directors, or if such quorum is not attainable, or even if obtainable, at the direction of a quorum of disinterested directors, by independent legal counsel in a written opinion or by the shareholders.

The Company’s Amended and Restated Bylaws also provide that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the person to repay such amounts unless it shall be ultimately determined that he is entitled to be indemnified by the Company as authorized in the Amended and Restated Bylaws.

The indemnification discussed in this section is not exclusive of any other rights the party seeking indemnification may have. The Company also maintains directors and officers liability insurance on its directors and executive officers.

The Company has entered into indemnification agreements with each of its current directors and officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Missouri law against certain liabilities that may arise by reason of their service to the Company.

Item 7.	Exemption from Registration Claimed.

All of the shares of common stock that may be offered pursuant to this Registration Statement were acquired by the selling stockholder, who is an executive officer of the Company, upon the grant of restricted stock pursuant to a restricted stock award agreement, dated as of July 17, 2014, by and between the Company and Karin-Joyce Tjon Sien Fat. This award was made in reliance upon Section 4(a)(2) of the Securities Act, as it did not involve any public offering and the selling stockholder was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

Item 8.	Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, State of Kansas, on September 4, 2015.

EPIQ SYSTEMS, INC.

By:	/s/ Tom W. Olofson
Name:	Tom W. Olofson
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Tom W. Olofson and Jayne Rothman, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Tom W. Olofson Tom W. Olofson	Chairman of the Board and Chief Executive Officer (principal executive officer)	September 4, 2015

/s/ Karin-Joyce Tjon Sien Fat Karin-Joyce Tjon Sien Fat	Executive Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)	September 4, 2015

/s/ James A. Byrnes James A. Byrnes	Director	September 4, 2015

/s/ Charles C. Connely, IV Charles C. Connely, IV	Director	September 4, 2015

/s/ Edward M. Connolly, Jr. Edward M. Connolly, Jr.	Director	September 4, 2015

/s/ Douglas M. Gaston Douglas M. Gaston	Director	September 4, 2015

/s/ Joel Pelofsky Joel Pelofsky	Director	September 4, 2015

/s/ Kevin L. Robert Kevin L. Robert	Director	September 4, 2015

/s/ W. Bryan Satterlee W. Bryan Satterlee	Director	September 4, 2015

/s/ Brad D. Scott Brad D. Scott	Director	September 4, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Incorporation of Epiq Systems, Inc., as amended through February 28, 2008 (incorporated by reference from Exhibit 3.1 to the Company’s Annual report on Form 10-K for the year ended December 31, 2007 filed with the Commission on March 4, 2008).

4.2	Amended and Restated Bylaws of Epiq Systems, Inc. effective April 23, 2015 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 28, 2015).

5.1	Opinion of Jayne Rothman, Esq., Senior Vice President and General Counsel of Epiq Systems, Inc.

10.1	Restricted Stock Award Agreement, dated as of July 17, 2014, by and between Epiq Systems, Inc. and Karin-Joyce Tjon Sien Fat.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Jayne Rothman, Esq., Senior Vice President and General Counsel of Epiq Systems, Inc. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages of this Registration Statement).